Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 3
TO
ADVISORY AGREEMENT
THIS AMENDMENT NO. 3 (this “Amendment”) is made and entered into as of June 30, 2021, and amends that certain Advisory Agreement, dated as of June 30, 2014, as amended by Amendment No. 1, dated December 20, 2017, and Amendment No. 2, dated June 22, 2020 (as amended, the “Advisory Agreement”), by and among NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), CNI NSHC Advisors, LLC, a Delaware limited liability company (the “Advisor”), as successor to NSAM J-NSHC Ltd, an Isle of Jersey limited company, and, solely in connection with the obligations set forth in Section 12.03 and Article 13 of the Advisory Agreement, DigitalBridge Group, Inc. (f/k/a Colony Capital, Inc.), a Maryland corporation (“CLNY”), as successor to NorthStar Asset Management Group Inc., a Delaware corporation. Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.
RECITALS
WHEREAS, pursuant to Section 18.02 of the Advisory Agreement, the Advisory Agreement may not be changed or modified except by an instrument in writing signed by the parties thereto, or their respective successors or permitted assigns; and
WHEREAS, each of the Company, the Operating Partnership, the Advisor and CLNY desires to amend the Advisory Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:
AGREEMENT
1.    Amendment to Agreement.
(a)Section 8.02 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“8.02 Management Fees. The Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 1.5% of the Company’s most recently available publicly filed aggregate net asset value (the “NAV”), as the NAV may be subsequently adjusted for any Special Distribution; provided, that beginning on January 1, 2022, in the event the Company maintains an unrestricted corporate cash balance (reduced for any amounts outstanding under that certain Amended and Restated Revolving Line of Credit Agreement, between the Company and CNI Healthcare Funding, LLC (as amended from time to time, the “Sponsor Line of Credit”)) greater than $75 million for more than 30 days (the “Excess Cash Condition”), for purposes of calculating the Asset Management Fee for the immediately following month and each month thereafter for so long as the Excess Cash Condition exists, the most recently available publicly filed aggregate NAV shall be reduced by an amount equal to the average unrestricted corporate cash balance for the relevant month, less $75 million, less any amounts outstanding under the Sponsor Line of Credit (the “Excess Cash Amount”). Where the Excess Cash Condition is satisfied, the Company shall also pay the Advisor, in addition to the Asset Management Fee for such monthly period, an incremental monthly fee in an amount equal to one-twelfth of 0.50% of the Excess Cash Amount (the “Excess Cash Management Fee” and, together with the Asset Management Fee, the “Management Fee”). The Advisor shall submit a monthly invoice to the Company, accompanied by a calculation of the Asset Management Fee, and, if applicable, the Excess Cash Management Fee, for the applicable month. The Management Fee shall generally be payable on the last day of the month that immediately follows the month in which such Management Fee was earned, or the first business day following the last day of such month. The Company shall pay the Management Fee in the form of Shares, at a price per Share equal to the NAV per Share, as may be adjusted for any Special Distribution. Payment of the Management Fee may be deferred, in whole or in part, in the sole discretion of the Advisor. Any such deferred Management Fees shall be paid to the Advisor without interest at such subsequent date as the Advisor shall request.”
2.    Miscellaneous.
(a)Effectiveness of Amendment.  This Amendment shall be effective on June 30, 2021.
(b)Counterparts; Signature.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)Governing Law.  This Amendment shall be governed by and construed in accordance with Section 18.04 of the Advisory Agreement.
(d)Continued Effect.  Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

NorthStar Healthcare Income, Inc.

By:		/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

NorthStar Healthcare Income Operating Partnership, LP

By:		NorthStar Healthcare Income, Inc., its General Partner

	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

CNI NSHC Advisors, LLC

By:		/s/ Ronald M. Sanders
Ronald M. Sanders
Vice President

DigitalBridge Group, Inc.

By:		/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Vice President

[Signature Page to Amendment No. 3 to Advisory Agreement]